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                                                                    Exhibit 99.2

REVOCABLE PROXY
                         TELEBANC FINANCIAL CORPORATION

          This Proxy is Solicited on Behalf of The Board of Directors

  The undersigned stockholder of Telebanc Financial Corporation ("TFC") hereby appoints Mitchell H. Caplan and Arlen W. Gelbard, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "TFC Meeting") to be held at 2:00 p.m. on December 28, 1999 at the offices of TFC, 1111 North Highland Street, Arlington, Virginia 22201 and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

  This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF MAY 31, 1999, AND THE MERGER PROVIDED FOR THEREIN, AMONG E*TRADE GROUP, INC. ("E*TRADE"), TURBO ACQUISITION CORP. ("MERGER SUB") AND TFC, PURSUANT TO WHICH (i) MERGER SUB, A WHOLLY OWNED SUBSIDIARY OF E*TRADE, WILL BE MERGED WITH AND INTO TFC, WITH TFC SURVIVING THE MERGER AS A WHOLLY OWNED SUBSIDIARY OF E*TRADE AND (ii) EACH SHARE OF TFC COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A NUMBER OF SHARES OF E*TRADE COMMON STOCK EQUAL TO 1.05 AND (2) TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME AND/OR PLACE IF NECESSARY TO SOLICIT ADDITIONAL VOTES. The undersigned stockholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of TFC a written notice of revocation prior to the TFC Meeting, (ii) delivering to TFC prior to the TFC Meeting a duly executed proxy bearing a later date, or (iii) attending the TFC Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of TFC's Notice of Special Meeting and Proxy Statement/Prospectus.

  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


                                                              See
                                                            Reverse
                                                             Side
             (continued and to be signed and dated on reverse side)


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                                                               X

                                                                Please mark your
                                                              votes as this.
                                --------------
                             Shares of Common Stock

Proposal: To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 31, 1999, among E*TRADE, Merger Sub and TFC, and the Merger provided for therein, pursuant to which (i) Merger Sub will be merged with and into TFC, with TFC as the surviving corporation and a wholly owned subsidiary of E*TRADE, and
          (ii) each share of TFC Common Stock will be converted into the right to receive a number of shares of TFC Common Stock equal to 1.05.

                  FOR                      AGAINST                                       ABSTAIN
                  [_]                        [_]                                           [_]

Other Matters: The proxies are authorized to adjourn the special meeting to another time and/or place if necessary to solicit additional votes for approval of the foregoing Agreement and Plan of Merger and Reorganization and Merger.

                  FOR                      AGAINST                                       ABSTAIN
                  [_]                        [_]                                           [_]

Date: __________________________
      __________________________
      __________________________
  Signature of Stockholder or
   Authorized Representative

      Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of
                     two or more persons, all should sign.